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EXHIBIT 10.4

                        PAREXEL INTERNATIONAL CORPORATION

                      Non-Qualified Stock Option Agreement
                            2001 Stock Incentive Plan

1. Grant of Option.

      This agreement evidences the grant by PAREXEL International Corporation, a Massachusetts corporation, including any Parent or Subsidiary of the Company as defined in Sections 424(e) or (f) of the Code (the "Company"), on [ ], 20[ ] (the "Grant Date") to [ ], an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2001 Stock Incentive Plan (the "Plan"), a total of [ ] shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at $[ ] per Share. Unless earlier terminated, this option shall expire on the date which is eight (8) years from the Grant Date (the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting of Option if Business Relationship Continues. If the Participant has continued to serve the Company in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, subject to Section 3, the Participant may exercise this option for the number of shares of Common Stock set opposite the applicable date:

One year but less than two years from the Grant Date          - [ ] shares

Two years but less than three years from the Grant Date       - an additional [ ] shares

Three years but less than four years from the Grant Date      - an additional [ ] shares

Four years from the Grant Date                                - an additional [ ] shares

      The foregoing rights are cumulative and, while the Participant continues to maintain a Business Relationship with the Company may be exercised on or before the Final Exercise Date. All of the foregoing rights are subject to
Section 3, as appropriate, if the Participant ceases to maintain a Business Relationship with the Company or retires, dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.
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3. Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in Section 5(f) of the Plan. Such election shall state the number of Shares for which it is being exercised and the amount of the purchase price for such Shares. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has at all times since the Grant Date maintained or been involved in a Business Relationship with the Company (an "Eligible Participant"). For purposes of this
Section 3, employment of any Participant shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Participant's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board of Directors of the Company, or a Committee of such Board, if applicable, shall not be considered an interruption of employment under this Section 3, provided that such written approval contractually obligates the Company to continue the employment of the Participant after the approved period of absence. Options granted under the Plan shall not be affected by any change of employment within or among the Company, so long as the Participant continues to maintain or be involved in a Business Relationship with the Company.

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate sixty (60) days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one hundred eighty (180) days following the date of death or disability of the Participant (but in no event after the Final Exercise Date), by the Participant (or, in the case of death, by an authorized executor, personal representative or beneficiary), and any unexercisable installments of any stock options of the Company held by the Participant on the Participant's last date of employment with the Company that have not expired, shall become

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exercisable on such last date of employment and shall remain exercisable for the period set forth herein, provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

      (f) Exercise Period Upon Retirement. If the Participant ceases to be an Eligible Participant by reason of his or her Retirement from the Company, this Option shall be exercisable for a period of one hundred eighty (180) days following the date of Retirement of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that it was exercisable by the Participant on the date of his or her Retirement and further provided that this Option shall not, in any case, be exercisable after the Final Exercise Date. For purposes of this agreement, "Retirement" shall mean the voluntary termination by the Participant of his or her Business Relationship with the Company after completion of five (5) or more consecutive years of service with the Company and after reaching "normal retirement age" as such term is commonly understood in the jurisdiction of the Participant's residence.

      (g) Dissolution. If the Participant is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Participant is not the surviving entity, at a time when the Participant is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

4. Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

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6. Capital Changes and Business Successions.

      The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

7. Miscellaneous.

      (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

      (b) Entire Agreement: Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

      (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

8. Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                             PAREXEL INTERNATIONAL CORPORATION

Dated: ________________________              By: _______________________________
                                                 Name:
                                                 Title:

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                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2001 Stock Incentive Plan.

                                              PARTICIPANT:

                                              Address:       ___________________

                                                             ___________________

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                         NOTICE OF STOCK OPTION EXERCISE

                            Date: ___________________

PAREXEL International Corporation
195 West Street
Waltham, MA  02451

Attention: Senior Director of Investor Relations

Dear Sir or Madam:

      I am the holder of ______________ Stock Option granted to me under the PAREXEL International Corporation (the "Company") 2001 Stock Incentive Plan on ________________ for the purchase of __________ shares of Common Stock of the Company at a purchase price of $__________ per share.

      I hereby exercise my option to purchase _________ shares of Common Stock (the "Shares"), for which I have enclosed __________ in the amount of ________. Please register my stock certificate as follows:

        Name(s):            _______________________

                            _______________________

        Address:            _______________________

        Tax I.D. #:         _______________________

Very truly yours,

_______________________
(Signature)

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